              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                              MARKET LEADER TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                               -                                              -
                              |        ----------------------  |
FORMULA:                      |       |                        |
                              |  /\ n |               ERV           |
                 T  =         |    \  |          -------------      |  - 1
                              |     \ |                P            |
                              |      \|                        |
                              |_                              _|

                T = AVERAGE ANNUAL COMPOUND RETURN
                n = NUMBER OF YEARS
              ERV = ENDING REDEEMABLE VALUE
                P = INITIAL INVESTMENT

                                                                 (A)
  $1,000           ERV AS OF            NUMBER OF               AVERAGE ANNUAL                       CUMULATIVE
INVESTED - P         31-May-97          YEARS - n               COMPOUND RETURN - T                TOTAL RETURN
------------ --    -----------          ---------               ------------------- ----        ---------------

   28-Apr-97           $985.00               0.09                       N/A                              -1.50%




(B) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)
(C) AVERAGE ANNUAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

                                -                                             -
                               |        ----------------------  |
FORMULA:                       |       |                        |
                               |  /\ n |               EV            |
                  t  =         |    \  |          -------------      |  - 1
                               |     \ |                P            |
                               |      \|                        |
                               |_                              _|

                                   EV
                  TR  =         ----------        - 1
                                    P


             t = AVERAGE ANNUAL COMPOUND RETURN
                 (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             n = NUMBER OF YEARS
            EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             P = INITIAL INVESTMENT
            TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)

                                                        (B)                                               (C)
  $1,000                         EV AS OF              TOTAL                   NUMBER OF                 AVERAGE ANNUAL
INVESTED - P                        31-May-97          RETURN - TR             YEARS - n                 COMPOUND RETURN - t
------------  --                 ------------          -----------             ------------------        -------------------

   28-Apr-97                        $1,035.00                3.50%                           0.09                N/A

(D)              GROWTH OF $10,000
(E)              GROWTH OF $50,000
(F)              GROWTH OF $100,000

FORMULA:         G= (TR+1)*P
                 G= GROWTH OF INITIAL INVESTMENT
                 P= INITIAL INVESTMENT
                 TR= TOTAL RETURN SINCE INCEPTION


                         TOTAL               (D)   GROWTH OF                (E)   GROWTH OF        (F)   GROWTH OF
INVESTED - P             RETURN - TR         $10,000 INVESTMENT - G         $50,000 INVESTMENT-G   $100,000 INVESTMENT - G
------------             -----------         -----------------------------  ---------------------  -------------
   28-Apr-97                    3.50                   $10,350                            $51,750       $103,500